POWER OF ATTORNEY

FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144

The undersigned hereby constitutes and appoints each of Audrey Wong, Chief Legal Officer and Chang Eui (Jenny) Kim, Vice President, Corporate Legal of indie Semiconductor, Inc., a Delaware corporation (the “Company”), so long as each is employed at the Company and Shelly Heyduk and Regina Braman of O'Melveny & Myers LLP (“OMM”) outside counsel to the Company, so long as each is employed at OMM, as his true and lawful .attorney-in-fact and agent ( each, an. “Attorney-In-Fact”), with full power of substitution and resubstitution for his and in his name and stead in any and all capacities, to sign and file for and on his behalf in respect of any acquisition, disposition or other change in ownership of any of the securities of the undersigned, the following:

i.
any Form ID to be filed with the Securities and Exchange Commission (the

“SEC'”);

ii.
any Initial Statement of Beneficial Ownership of Securities on Form 3 to be filed with the SEC;

iii.
any Statement of Changes of Beneficial Ownership of Securities on Form 4 to be filed with the SEC;

iv.
any Annual Statement of Beneficial Ownership of Securities on Form 5 to be filed with the SEC;

v.
any Notice of Proposed Sale of Securities. on Form 144 be filed with the SEC; and

vi.
any and all agreements, certificates, receipts or other documents in connection therewith.

The undersigned hereby gives full -power and authority to each Attorney-In-Fact to seek and obtain as his representative and on his behalf information on transactions in the securities of the undersigned from any third party, including brokers employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release such information to each Attorney-In-Fact and approves and ratifies any such release of information.

The undersigned hereby grants unto each Attorney-In-Fact full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such Attorney-In-Fact or substitute may do or cause to be done by virtue hereof.

The undersigned acknowledges that:

i.
neither the Company nor any Attorney-ln-Fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

ii.
this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect with respect to the undersigned until revoked by the undersigned in a signed writing delivered to each Attorney-ln-Fact.

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IN WITNESS WHIEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of October 2025.

/s/ Naixi Wu________________________

Naixi Wu